Exhibit 1.5

[Logo of British Columbia]

Certificate
“COMPANIES ACT”

          Canada
Province of British Columbia

I hereby Certify that PAN-CANA DEVELOPMENT CORPORATION incorporated on the sixth day of March, one thousand nine hundred and seventy-eight under Certificate No. 172,034, has pursuant to the “Companies Act” this day changed its name to the name Hemisphere Development Corp.

[Official seal]	Given under my hand and seal of office at Victoria, BC, this -eighteenth- day of May, one thousand nine hundred and seventy-eight

/s/ [Illegible]
Deputy Registrar of Companies.